                                                                  Exhibit 99.2

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a listing of the class actions and consolidated individual cases, as well as the Lights/Ultra Lights and Tobacco Price cases currently scheduled for trial through 2003 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

       Case (Jurisdiction)                                     Type of Action                         Trial Date
----------------------------------                     -----------------------------               ----------------
Simon, et al. v.                                       Punitive Damages Class Action               January 21, 2003
Philip Morris Incorporated, et al.
(New York)

Miles, et al. v. Philip Morris Companies Inc.,         Lights/Ultra Lights Class Action            January 21, 2003
et al.
(Illinois)

Brown, et al. v. The American                          Case Under the California Business          April 1, 2003
Tobacco Company, Inc., et al.                          and Professions Code
(California)

In re: Tobacco Litigation                              Consolidated Individual                     June 3, 2003
(Individual Personal Injury cases)                     Smoking and Health Cases
(West Virginia)

Marrone, et al. v.                                     Lights/Ultra Lights Class Action            August 4, 2003
Philip Morris Companies Inc., et al.
(Ohio)

Smith, et al. v. Philip Morris                         Tobacco Price Case                          September 8, 2003
Companies Inc., et al.
(Kansas)

                                                                  Exhibit 99.2

Below is a schedule setting forth by month the number of individual smoking and health cases, including cases brought by current and former flight attendants claiming personal injuries allegedly related to ETS, against PM Inc. and, in some cases, the Company, that are currently scheduled for trial through the end of the year 2003.

2002                                       2003
----------                                 -------------
December (1)                               January (5)
                                           February (5)
                                           March (8)
                                           April (3)
                                           May (3)
                                           June (2)
                                           August (2)
                                           September (1)
                                           October (2)


                                       2